UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

John Burns Real Estate Consulting, LLC (“JBREC”) prepared a market study (the “Report”) for AV Homes, Inc. (the “Company”), based on data available as of April 2014. JBREC is a nationally recognized independent research provider and consulting firm that the Company engaged as an expert to prepare the Report. A copy of the Report is furnished herewith as Exhibit 99.1.

The Company is also announcing the following information related to its business:

•	April and May 2014 home closings and backlog. Based on preliminary data, the Company estimates that it closed on approximately 112 homes during April and May 2014 and that at May 31, 2014, it had approximately 474 homes in backlog with a sales value of approximately $121 million. These estimates are preliminary and subject to completion and may be revised as a result of Company management’s further review of the Company’s results. During the course of the Company’s second quarter 2014 closing process, it may identify items that would require it to make a material adjustment to these estimates. Accordingly, you are cautioned not to place undue reliance on these estimates.

•	Historical revenue and net income of Royal Oak Homes. As previously disclosed, the Company acquired Royal Oak Homes, LLC (“Royal Oak”) on March 13, 2014. For the years ended December 31, 2013 and 2012, Royal Oak had $60.1 million and $18.5 million in revenue, respectively, and $6.2 million and $0.7 million of net income, respectively.

Item 8.01	Other Events.

On June 18, 2014, the Company issued a press release announcing that it had commenced a private offering to eligible purchasers of $200 million aggregate principal amount of senior notes due 2019 (the “Notes”). In accordance with Rule 135(c) of the Securities Act of 1933, as amended (the “Securities Act”), a copy of this press release is being filed as Exhibit 99.2 to this report. Accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Report by John Burns Real Estate Consulting, LLC dated as of April 2014.

99.2	Press Release dated June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

June 18, 2014	By:	/s/ Roger A. Cregg
Name: Roger A. Cregg
Title: Director, President, and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	Report by John Burns Real Estate Consulting, LLC dated as of April 2014.

99.2	Press Release dated June 18, 2014.